SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

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____ Definitive Additional Materials		permitted by Rule 14a-6(e)(2))
____ Soliciting Material Under Rule 14a-12

PARKERVISION, INC.
(Name of Registrant as Specified in Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PARKERVISION, INC.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256
___________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 26, 2008
___________

The Annual Meeting of Shareholders of ParkerVision, Inc. will be held on Friday, August 26, 2008 at 9:00 a.m. Eastern Daylight Time, at the Orlando Marriott Lake Mary, 1501 International Parkway, Lake Mary, Florida 32746, for the following purposes:

1.	To elect nine members of the Board of Directors to hold office until the next annual meeting or until their respective successors are duly elected and qualified; and

2.	To approve the ParkerVision, Inc. 2008 Equity Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The transfer books will not be closed for the Annual Meeting. The Board of Directors has fixed the close of business on July 3, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders, or any adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the Annual Meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

By Order of the Board of Directors

Cynthia Poehlman
Chief Financial Officer and Corporate Secretary

Jacksonville, Florida
July 7, 2008

ParkerVision, Inc.
___________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 26, 2008
___________

TABLE OF CONTENTS

Information Concerning Solicitation and Voting	1
Proposal 1: Election of Directors	3
Board of Directors and Committees of the Board	5
Audit Committee Report	7
Principal Accounting Firm Fees and Services	8
Independent Accountants	8
Compensation Discussion and Analysis	9
Summary Compensation Table	13
Grants of Plan-Based Awards	14
Employment and Other Agreements	14
Outstanding Equity Awards at Fiscal Year-End	16
Option Exercises and Stock Vested	17
Potential Payments Upon Termination or Change in Control	17
Compensation Committee Report	18
Director Compensation	19
Stock Ownership Information	21
Security Ownership of Certain Beneficial Owners and Management	21
Section 16(a) Beneficial Ownership Reporting Compliance	23
Equity Compensation Plan Information	23
Proposal 2: Approval of ParkerVision, Inc. 2008 Equity Incentive Plan	24
Certain Relationships and Related Transactions	30
Shareholder Proposals and Nominations	30
Discretionary Voting of Proxies on Other Matters	31
Appendix A - Nominating and Corporate Governance Committee Charter	A1
Appendix B - ParkerVision, Inc. 2008 Equity Incentive Plan	A3

ParkerVision, Inc.
___________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 26, 2008
___________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our Board of Directors to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m. Eastern Daylight Time on Tuesday, August 26, 2008 and any adjournments thereof for the following purposes:

1.	To elect nine members of the Board of Directors to hold office until the next annual meeting or until their respective successors are duly elected and qualified;

2.	To approve the ParkerVision, Inc. 2008 Equity Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Annual Meeting will be held at the Orlando Marriott Lake Mary, 1501 International Parkway, Lake Mary, Florida 32746. This proxy statement and the accompanying form of proxy will be mailed to shareholders on or about July 17, 2008.

Record Date and Voting Securities

Our Board of Directors has fixed the close of business on July 3, 2008 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of July 3, 2008, we had issued and outstanding 26,531,550 shares of common stock, par value $.01 per share, our only class of voting securities outstanding. Each of our shareholders is entitled to one vote for each share of common stock registered in his or her name on the record date.

Voting and Revocation of Proxies

Proxies in the form enclosed are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies by our Board of Directors. Any proxy given pursuant to this solicitation and received in time for the meeting will be voted as specified in the returned proxy. If no instructions are given, proxies returned by shareholders will be voted FOR the election of the director nominees and FOR approval of the ParkerVision, Inc. 2008 Equity Incentive Plan. With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board of Director or, if no recommendation is given, in their own discretion. Any proxy may be revoked by written notice received by our Corporate Secretary at any time prior to the voting at the meeting, by submitting a subsequent proxy, or by attending the Annual Meeting and voting in person. Attendance by a shareholder at the annual meeting does not alone serve to revoke his or her proxy.

The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by his or her proxy are not being voted (“shareholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.

The directors will be elected by a plurality of the votes cast at the meeting. “Plurality” means that the nominees who receive the highest number of votes in their favor will be elected as our directors. Consequently, any shares not voted FOR a particular nominee, because of either shareholder withholding or broker non-vote, will not be counted in the nominee’s favor.

All other matters that may be brought before the shareholders, including the proposal to approve the ParkerVision, Inc. 2008 Equity Incentive Plan, must be approved by the affirmative vote of a majority of the votes cast at the meeting unless the governing corporate law requires otherwise. Abstentions from voting are counted as “votes cast” with respect to the proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote because of either shareholder withholding or broker non-vote are not deemed “votes cast” with respect to the proposal, and therefore will have no effect on the vote.

Soliciation of Proxies

We are soliciting the proxies of shareholders pursuant to this proxy statement. We will bear the cost of this proxy solicitation. In addition to solicitations of proxies by use of the mail, some of our officers or employees, without additional remuneration, may solicit proxies personally or by telephone. We may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 which contains our audited financial statements, is being mailed along with this proxy statement. We will provide to you exhibits to the Annual Report upon payment of a fee of $.25 per page, plus $5.00 postage and handling charge, if requested in writing to the Secretary, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

PROPOSAL 1: ELECTION OF DIRECTORS

The persons listed below have been designated by our Board of Directors as nominees for election as directors to serve until the next annual meeting of shareholders at which they will be elected or until their respective successors have been elected and qualified. Our by-laws currently provide that the Board of Directors may set the number of directors, and currently the number of directors has been set at nine persons. At this Annual Meeting, nine persons have been nominated. Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted FOR the election of these candidates. In case any of these persons become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other person in accordance with their judgment.

Name	Position with the Company

Jeffrey Parker	Chairman of the Board and Chief Executive Officer
William Hightower	Director
John Metcalf	Director
Todd Parker	Director
William Sammons	Director
David Sorrells	Chief Technical Officer and Director
Robert Sterne	Director
Nam Suh	Director
Papken der Torossian	Director

Jeffrey Parker (age 51) has been chairman of the board and our chief executive officer since our inception in August 1989 and our president from April 1993 to June 1998. From March 1983 to August 1989, Mr. Parker served as executive vice president for Parker Electronics, Inc., a joint venture partner with Carrier Corporation performing research development, manufacturing and sales and marketing for the heating, ventilation and air conditioning industry.

William Hightower (age 65) has been a director since March 1999. From September 2003 to his retirement in November 2004, Mr. Hightower was the president of the Company. Mr. Hightower was the president and chief operating officer and a director of Silicon Valley Group, Inc. (“SVGI”), from August 1997 until his retirement in May 2001. SVGI is a publicly held company which designs and builds semiconductor capital equipment tools for chip manufacturers. From January 1996 to August 1997, Mr. Hightower served as chairman and chief executive officer of CADNET Corporation, a developer of network software solutions for the architectural industry. From August 1989 to January 1996, Mr. Hightower was the president and chief executive officer of Telematics International, Inc.

John Metcalf (age 57) has been a director since June 2004. Since November 2002, Mr. Metcalf has been a CFO Partner with Tatum LLC, the largest executive services and consulting firm in the United States. Mr. Metcalf has 18 years experience as a CFO, most recently at ESI, a provider of high-technology manufacturing equipment to the global electronics market. Prior to ESI, Mr. Metcalf served as CFO for Siltronic, WaferTech, Siltec Corporation, and OKI Semiconductor. Mr. Metcalf began his career at AMD, where he worked for eleven years in a number of finance managerial positions including Director and Controller of North American Operations. Mr. Metcalf also currently serves on the Board of Directors and is Chairman of the Audit Committee for Microfield Group, Inc.

Todd Parker (age 44) has been a director since our inception in 1989 and was a vice president of ours from inception to June 1997 and from July 2002 to August 2006. Mr. Parker acted as a consultant to us from June 1997 through November 1997 and from September 2001 to July 2002. On July 31, 2002, Mr. Parker was appointed president of the Video Business Unit of the company until that division was sold in May 2004 when he took a position as Vice President for Corporate Development. Following the exit from retail business activities in June 2005, Mr. Parker took the position as our Vice President of Product Operations until his retirement in August 2006. From January 1985 to August 1989, Mr. Parker served as general manager of manufacturing for Parker Electronics.

William Sammons (age 87) has been a director since October 1993. From 1981 until his retirement in 1985, Mr. Sammons was president of the North American Operations of Carrier Corporation.

David Sorrells (age 49) has been our chief technical officer since September 1996 and has been a director since January 1997. From June 1990 to September 1996, Mr. Sorrells served as our engineering manager.

Robert Sterne (age 56) has been a director since September 2006. Since 1978, Mr. Sterne has been a partner of the law firm of Sterne, Kessler, Goldstein & Fox PLLC, specializing in patent and other intellectual property law. Mr. Sterne provides legal services to us as one of our patent and intellectual property attorneys. Mr. Sterne served as a director of ParkerVision from February 2000 to June 2003.

Nam Suh (age 72) has been a director since December 2003. Mr. Suh was inaugurated as President of Korea Advanced Institute of Science and Technology (KAIST) in July 2006. In 2008, he retired from MIT where he has been a member of the faculty since 1970. At MIT, Mr. Suh held many positions including director of the MIT Laboratory for Manufacturing and Productivity, head of the department of Mechanical Engineering (1991-2001) director of the MIT Manufacturing Institute and director of the Park Center for Complex Systems. In 1984, Mr. Suh was appointed the Assistant Director for Engineering of the National Science Foundation by President Ronald Reagan and confirmed by the U.S. Senate. Mr. Suh is a widely published author of approximately 300 articles and seven books on topics related to tribology, manufacturing, plastics and design. Mr. Suh has approximately 50 United States patents and many foreign patents, some of which relate to plastics, polymers and design. He is the recipient of six honorary doctorates from six universities in four continents. Mr. Suh also serves on the board of directors of Integrated Device Technology, Inc.

Papken der Torossian (age 69) has been a director since June 2003. Mr. der Torossian was chief executive officer of SVGI from 1986 until 2001. Prior to his joining SVGI, he was president and chief executive officer of ECS Microsystems, a communications and PC company that was acquired by AMPEX Corporation where he stayed on as a manager for a year. From 1976 to 1981 Mr. der Torossian was president of the Santa Cruz Division of Plantronics where he also served as vice president of the Telephone Products Group. Previous to that he spent four years at Spectra-Physics and twelve years with Hewlett-Packard in a variety of management positions. From March 2003 until May 2007, Mr. der Torossian served as chairman of the board of directors of Therma-Wave, Inc., a company engaged in the manufacture and sale of process control metrology systems used in manufacturing semiconductors. Since September 2005, Mr. der Torossian has served as Executive Chairman of Vistel Semiconductor Systems, Inc, a private company. Vistel Semiconductor Systems, Inc. is one of the portfolio companies of Golden Gate Capital, a private equity firm where Mr. der Torossian serves as advisor for semiconductor related activities. Since August 2007, Mr. der Torossian has served as a director and a member of the Compensation Committee and Nominating and Governance Committees of Atmel Corporation, a public company.

Messrs. Jeffrey Parker and Todd Parker are brothers.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Independence of Directors

Our common stock is listed on the NASDAQ Global Market, and we follow the rules of NASDAQ in determining if a director is independent. The Board of Directors also consults with the company’s counsel to ensure that the Board of Directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the Board of Directors affirmatively has determined that Messrs. William Hightower, John Metcalf, William Sammons, Robert Sterne, Nam Suh, and Papken der Torossian are the independent directors of the company. The other remaining directors are not considered independent due to their current or recent employment by the company.

Board Meetings and Committees

During the fiscal year ended December 31, 2007, our Board of Directors met five times and acted by unanimous consent one time. All of our directors attended each of the meetings except that Mr. Sammons missed one meeting during the last fiscal year. The directors are strongly encouraged to attend meetings of shareholders. At the annual meeting of shareholders held in 2007, all of our directors attended the meeting. Members of our board of directors are elected annually by our shareholders and may be removed as provided for in the 1989 Business Corporation Act of the State of Florida and our articles of incorporation.

The Board of Directors has three committees, the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees is composed entirely of independent directors in accordance with current NASDAQ listing standards. Copies of our committee charters are available free of charge on our website at http://www.parkervision.com.

Audit Committee. Messrs. John Metcalf (Chair), William Sammons and Papken der Torossian are the current members of our audit committee. The audit committee met five times in 2007. The functions of the audit committee include oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, and the performance, qualifications and independence of our independent auditors. The purpose and responsibilities of our audit committee are set forth in the Audit Committee Charter. The Report of the Audit Committee is included on page 7 of this proxy statement.

The board of directors made a qualitative assessment of each of the audit committee members to determine their level of financial knowledge and experience based on a number of factors and has determined that each member is a financial expert within the meaning of all applicable rules. This determination was made with reference to the rules of NASDAQ and the SEC. The board of directors considered each of these persons’ ability to understand generally accepted accounting principles and financial statements, their ability to assess the general application of generally accepted accounting principles in connection with our financial statements, including estimates, accruals and reserves, their experience in analyzing or evaluating financial statements of similar breadth and complexity as our financial statements, their understanding of internal controls and procedures for financial reporting and their understanding of the audit committee functions.

Compensation Committee. Messrs. Nam Suh (Chair), William Sammons and Papken der Torossian are the current members of our compensation committee. The compensation committee met seven times in 2007 and acted three times by unanimous consent.

The functions of the compensation committee include oversight of the development, implementation and effectiveness of the Company’s compensation philosophy, policies and strategies and to oversee regulatory compliance and reporting requirements with respect to compensation or related matters. Our compensation committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs. The compensation committee is responsible for discussing and reviewing our compensation discussion and analysis with management. The Compensation Committee Report is included on page 19 of this proxy statement.

The compensation committee sets the Chief Executive Officer’s and non-employee directors’ compensation and sets the compensation for other executive officers after review of the recommendations of the Chief Executive Officer. The compensation committee also administers the Company’s 2000 Performance Equity Plan and, to the extent of outstanding awards, the 1993 Stock Option Plan. The purpose and responsibilities of our compensation committee are set forth in the Compensation Committee Charter. The compensation committee has retained, from time to time, a third-party compensation consultant to assist in a review of executive and board compensation programs.

Nominating and Corporate Governance Committee. Messrs. Robert Sterne (Chair), John Metcalf and Nam Suh are the current members of our nominating and corporate governance committee. The functions of the nominating and corporate governance committee include identification and recommendation of director nominees qualified to serve on the Board and recommendation to the Board of corporate governance guidelines applicable to the company. The purpose and responsibilities of our nominating and corporate governance committee are set forth in the Nominating and Corporate Governance Committee Charter attached as Appendix A to this proxy statement.

Director Nomination Process
The nominating committee considers persons identified by its members, management, shareholders, potential investors, investment bankers and others. The nominating committee may also use the services of search firms to assist in identifying potential directors, in gathering information about the background and experience of such persons and acting as an intermediary with such persons.

The nominating committee does not have any formal criteria for nominees; however, it believes that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to the company’s business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employments. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, for example financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Shareholders and others wishing to suggest candidates to the nominating committee for consideration as directors must submit written notice to the Corporate Secretary, who will provide it to the nominating committee. We also have a method by which shareholders may nominate persons as directors which is described in the section “Shareholder Proposals and Nominations” on page 26 of this proxy statement.

Code of Ethics and Shareholder Contact
The Board of Directors has adopted a code of ethics that is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that the company files or submits to the SEC and others. A copy of the code of ethics may be found on our website at www.parkervision.com. Shareholders may contact members of the Board of Directors by writing to them in care of the Corporate Secretary at the headquarters. The Corporate Secretary will forward correspondence received to the directors from time to time. This procedure was approved by the independent directors.

AUDIT COMMITTEE REPORT

Pursuant to the charter of the audit committee originally adopted on April 25, 2003, as amended on July 31, 2006, the audit committee’s responsibilities include, among other things:

•	annually reviewing and reassessing the adequacy of the committee’s formal charter;

•	reviewing and discussing our annual audited financial statements with our management and our independent auditors and the adequacy of our internal accounting controls;

•	reviewing analyses prepared by management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	the engagement of the independent auditor;

•	reviewing the independence of the independent auditors;

•
reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or our management;

•	the appointment of the independent auditor by the board of directors, which firm is ultimately accountable to the audit committee and the board of directors;

•	approving professional services provided by the independent auditors, including the range of audit and nonaudit fees; and

•	reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

The audit committee pre-approves the services to be provided by its independent auditors. During the period January 1, 2007 through March 15, 2008, the committee reviewed in advance the scope of the annual audit and non-audit services to be performed by the independent auditors and the independent auditors’ audit and non-audit fees and approved them. The audit committee also reviews and recommends to the board of directors whether or not to approve transactions between the company and an officer or director outside the ordinary course.

On many occasions during 2007 and thereafter, the audit committee met privately at regularly scheduled meetings and held discussions with management, the chief financial officer and our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee also discussed and reviewed with management and the independent auditors the internal controls and procedures of the audit functions and the objectivity of the process of reporting on the financial statements.

The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), various accounting issues relating to presentation of certain things in our financial statements and compliance with Section 10A of the Securities Exchange Act of 1934. Our independent auditors also provided the audit committee with the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors’ independence. The committee discussed financial risk exposures relating to the company with management and the processes in place to monitor and control the exposure resulting therefrom, if any.

Based upon the committee’s discussion with management and the independent auditors and the committee’s review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include our audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007. The committee evaluated the performance of PricewaterhouseCoopers LLP and recommended to the board their re-appointment as the independent auditors for the fiscal year ending December 31, 2008.

John Metcalf (Chair)
William Sammons
Papken der Torossian

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES

The firm of PricewaterhouseCoopers LLP acts as our independent auditors. The following is a summary of fees paid to the principal accountants for services rendered.

Audit Fees. For the years ended December 31, 2006 and December 31, 2007, the aggregate fees billed for professional services rendered for the audit of our annual financial statements, the review of our financial statements included in our quarterly reports, and services provided in connection with regulatory filings were approximately $390,000 and $458,500, respectively.

Audit Related Fees. For the years ended December 31, 2006 and December 31, 2007, there were no fees billed for professional services by our independent auditors for assurance and related services.

Tax Fees. For the years ended December 31, 2006 and December 31, 2007, there were no fees billed for professional services rendered by our independent auditors for tax compliance, tax advice or tax planning.

All Other Fees. For the year ended December 31, 2006, the aggregate fee billed for other professional services by our independent auditors was approximately $1,500 for an annual license fee for accounting research software. There were no other fees billed for other professional services by our independent auditors for the year ended December 31, 2007.

All the services discussed above were approved by our audit committee.

INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP was our independent accountants for the fiscal year ending December 31, 2007 and has been retained for 2008. A representative of Pricewaterhouse Coopers LLP is expected to be present at the meeting with an opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

Our compensation program is designed to support our business objectives by structuring compensation packages to retain, reward, motivate and attract employees who possess the required technical and entrepreneurial skills and talent. The overall objectives of the business are to continue innovative technological advances of our wireless technologies, achieve technical and commercial acceptance of our wireless technologies, and, in doing so, to create significant shareholder value. The Committee is responsible for establishing and reviewing the compensation policies for our executives and ensuring that our executives are compensated in a manner consistent with those policies. The compensation of our executives is designed to reward the achievement of both quantitative and qualitative performance goals which specifically relate to the objectives of the business both short and long term.

There are three primary components of our compensation plan: (1) base salaries, (2) annual performance incentives, and (3) long-term incentives. These components are the same for all of our employees. The amount of each component is scaled according to the level of business responsibilities of each individual. Each component of the compensation program, and the manner in which the Committee determined each component for our 2007 fiscal year, are discussed in detail below. In addition, we provide standard employee benefits that include health benefits, life insurance, and tax-qualified savings plans. We did not provide any special employee benefits or perquisites in 2007 for executives other than supplemental life insurance policies for the benefit of Messrs. Jeffrey Parker and David Sorrells and an automotive allowance for Mr. Jeffrey Parker. We do not have pension or other retirement benefits or any type of nonqualified deferred compensation programs for our executives or other employees.

Comparative Benchmarking

In establishing our current executive compensation policies, programs and awards, the Committee has engaged Frederic W. Cook & Co., Inc. (“Cook”) annually since 2005 to assist with the compilation of comparative benchmark data and to provide recommendations. Cook recommended a comparative peer group (“Peer Group”) based on (i) companies generally in the wireless communications or communications equipment industries, (ii) companies that are broadly similarly sized in terms of market capitalization value, (iii) companies with similar growth and performance potential and/or (iv) companies that are considered competitors of ours in either the labor or capital markets. Financial metrics for each of these companies was gathered including most recent four quarters revenue, most recent four quarters operating income, most recent year employee count and market capitalization. Market capitalization was considered the most relevant data point in selecting the Peer Group.

As a result of changes in our business activities over the past several years, Cook recommended, and the Committee accepted, changes to our Peer Group. These changes generally included selecting companies more similarly matched in terms of size, market valuation, and industry. We expect that it will be necessary as the business evolves to update the Peer Group periodically in order to maintain a list of relatively comparable companies for compensation evaluation purposes. However, we anticipate that the Committee will continue to apply consistent criteria in its selection of the Peer Group.

The current Peer Group, as recommended by Cook and approved by the Committee includes the following fourteen companies, listed in order of market capitalization (highest to lowest) as of June 30, 2007: Symmetricom Inc, Digi International Inc., EMS Technologies Inc., Oplink Communications Inc., Anaren Inc., Packeteer Inc., Network Equipment Technologies Inc., PCTEL, Inc., Radyne Corporation, Carrier Access Corporation (subsequently acquired by privately-held Turin Networks, Inc.), Airspan Networks Inc., EFJ Inc., Endwave Corporation, and Vyyo Inc. The range of market capitalization values for the Peer Group was from $123 million to $390 million at June 30, 2007. In relation to the Peer Group, we ranked sixth in terms of market capitalization at June 30, 2007.

The Committee reviewed the compensation programs for the Peer Group as a general indicator of relevant market conditions. The data from this Peer Group was considered in determining the proportions of base pay, annual incentive pay and long-term compensation value for our executives. All of the components of compensation were generally targeted at the market median or 50th percentile of the market.

Compensation Elements

Base Pay - Base salaries and related benefits are designed to provide basic economic security for our employees. Our base salaries are established at a level that is consistent with competitive practices in a technological, innovative and fast-moving industry in order to help retain and recruit our highly skilled workforce. Overall, base salaries are targeted at the median base salaries for the Peer Group in order to allow us to compete in the market for exceptional employees without placing an undue emphasis on fixed compensation. The base salary for our CTO, Mr. Sorrells, falls at or above the 75th percentile of the Peer Group. Our business objectives are heavily reliant upon technical innovation and we compete for technical talent with multi-national organizations with significantly greater financial resources and superior employee benefits. As such, the Committee has determined that targeting the 75th percentile or above for highly technical positions is appropriate.

Annual Performance Incentives - Annual performance incentives are specifically designed to link a meaningful portion of the executive’s pay to accomplishment of specific short-term objectives that are necessary for successful execution of our longer-term business plan.

The annual incentive plan for all employees, including executives, provides for cash awards that are determined at the end of each fiscal year immediately following the performance measurement period. The target award depends upon the achievement of corporate goals, the individual’s level of responsibility, the individual’s personal performance for the period, and the individual’s achievement of specific individual goals that support the overall corporate goals.

The incentive award target for executives is determined by the Committee and is defined as a percentage of base salary. In 2006, the Committee approved a formal performance incentive plan with target annual incentive compensation equal to 75% of base salary for the Chief Executive Officer and 50% of base salary for other named executive officers. The plan did not establish a minimum achievement level, nor did it allow for upside opportunity for above-target performance. The target percentages were determined based on the median of annual bonuses earned by the original Peer Group. The Committee compared these targets against the revised Peer Group in 2007 and determined that the target annual cash compensation for 2007 for our executives is generally at the median when compared to Peer Group target amounts. The Committee may exercise its discretion in reducing or increasing the size of an executive annual incentive award, although to date, the Committee has not done so.

For 2007, the Committee approved the following annual incentive awards for its named executive officers:
Name and Position	Value of Award Earned ($)
Jeffrey Parker, Chief Executive Officer	$225,000
Cindy Poehlman, Chief Financial Officer	$69,200
David Sorrells, Chief Technology Officer	$100,000

The awards for 2007 were based on the Committee’s assessment of both corporate goals and individual achievement. The corporate goals included (i) sales goals, as measured by design wins with target customers; (ii) customer support goals, as measured by performance against specified customer statements of work, (iii) technology goals, as measured by integrated circuit design achievements against specified marketing requirements documents, and (iii) financial goals, as measured by performance against operating expense and cash flow budgets. With regard to individual achievements, the Committee considered Mr. Parker’s ability to guide and develop the senior management team in both technological innovation and sales execution, as well as the progress made in developing business relationships in the highly-competitive mobile handset industry. With regard to Ms. Poehlman, the Committee considered her initiative in implementing process changes which increased the strength of financial reporting controls thereby continuing to ensure a high level of integrity in the financial reporting process, her growing role with regard to shareholder relations and her additional role as Corporate Secretary. With regard to Mr. Sorrells, the Committee considered Mr. Sorrells’ significant level of technical achievement, including his work with the patent office in filing new patents, his ability to guide the intellectual property team in securing issuance of the first d2p patent, his individual contribution to the development program with ITT and his significant level of contribution to support the technological aspects of business dealings with target customers. Furthermore, the Committee also took into consideration that Mr. Sorrells had 200,000 share options, with an exercise price of $15.13, expire unexercised in the preceding eighteen month period.

Although the annual performance incentive award is intended to be a cash-based award, the Committee allowed executives to elect payment of all or a portion of their award in equity in order to preserve cash for other business purposes. Mr. Parker elected to receive his full award, net of tax withholdings, in shares of common stock. Ms. Poehlman elected to receive one-third of her award in cash with the balance paid, net of tax withholdings, in shares of common stock. Mr. Sorrells elected to receive his full award in cash. The share-based awards were priced at $11.17 per share, the closing market price of our common stock on the date the award was approved by the Committee. The awards are reflected in column (e) of the Summary Compensation Table below. The equity portion of the awards are also reflected in columns (c) and (g) of the Grants of Plan Based Awards Table below.

Long Term Incentives - Long term incentives are specifically designed to align employee and shareholder interests by rewarding performance that enhances shareholder value. Equity-based awards are used for long-term incentives in order to link employee’s compensation to the value of our common stock. Stock options have been used as the primary vehicle for equity compensation for all employees, including executives. Stock options are granted at market and have no value without appreciation of the market price of our stock. Therefore, stock options are considered a strong motivator for enhancing shareholder value through corporate accomplishments.

In determining long-term equity incentive award size, the Committee used a Shareholder Value Transfer (“SVT”) Allocation methodology. SVT refers to the aggregate value or expense of grants as a percent of a company’s total market capitalization. The Committee considered data compiled by Cook regarding the average SVT rate and allocation percentages for the Peer Group. For 2007, the Committee targeted the 75th percentile of the Peer Group data rather than the median based on the large number of out-of-the-money share options held by the named executive officers, many of which had or were expected to soon expire unexercised. The Committee approved aggregate awards of 185,000 shares for its named executive officers and 70,000 share options for other senior management employees as long-term incentive awards. Consistent with our equity grant practices as discussed below, these awards were granted and priced in four equal installments on pre-determined quarterly grant dates, beginning February 15, 2007. The options granted for named executives, and all other employees, vest over three years, with the first one-third vesting one year following the grant date and the remaining two-thirds vesting in monthly increments thereafter.

The Committee continues to evaluate the appropriate mix of long-term pay elements in comparison to the market and in line with our strategy. Recently the Committee has considered our historical stock option awards and their failure to provide the intended long-term incentive based on the significant volatility of our stock, general market conditions and the substantial number of out-of-the-money options expected to expire unexercised. Based on these and other factors, the Committee anticipates shifting towards a blend of stock options and restricted stock or restricted share unit awards in the future in order to continue to ensure that our long-term incentive programs produce the intended results.

Equity Grant Practices

Grants in connection with new hires and job promotions are made on the 15th day of the month following the new employee’s hire date and/or the effective date of the job promotion. All other employee equity grants are made on one of four pre-determined quarterly dates, whichever date most closely follows the date that all terms of the grant are approved by the Committee or its delegate. The preset quarterly dates are February 15th, May 15th, August 15th and November 15th, or, if the 15th falls on a non-trading day, the first trading day following such date. In addition, long-term equity grants made to executives and senior managers will be granted in four equal amounts on the four preset quarterly dates following the date a determination is made by the Committee as to the aggregate award. The intent of this grant policy is to (a) eliminate the need to evaluate potential grant dates in light of pending and/or recently disclosed material events and (b) to attempt to mitigate the effect of significant price volatility when a single date is utilized for annual equity awards.

Stock options are granted with an exercise price equal to the closing market value of our common stock on the grant date. In 2000, in connection with an employment agreement for our chief executive officer, options were granted at a premium to the closing market price. Options are never granted with exercise prices below market value on the date of grant.

Role of Executive Officers in Determining Executive Pay

The Committee makes all compensation decisions for all elements of compensation for the CEO and other named executive officers and approves recommendations regarding equity awards for all employees. Our chief executive officer, chief financial officer and human resource management personnel make recommendations to the Committee annually with regard to overall pay strategy including program designs, annual incentive plan design, and long-term incentive plan design for management employees. Our chief executive officer evaluates the performance of the other executive officers annually and makes recommendations regarding their compensation to the Committee for its consideration and determination. Human resource management provides the Committee with market information regarding executive officers’ base pay and annual performance incentives as requested. Executives do not determine any element or component of their own pay package or total compensation amount.

Executive and Director Stock Ownership Requirements

We currently do not have a policy with regard to minimum stock ownership for our executives or non-employee directors.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our named executive officers who served as executive officers during all or a portion of the year ended December 31, 2007 and 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name and Principal Position	Year	Salary ($)	Option Awards (1) ($)	Non-equity Incentive Plan Compensation(2) ($)	All other ($)	Total ($)

Jeffrey Parker, Chief	2007	$325,000	$381,096	$225,000(3)	$14,365(4)	$945,461
Executive Officer & Chairman of the Board	2006	325,000	92,863	50,279(5)	4,520(6)	472,662

Cynthia Poehlman, Chief Financial Officer and	2007	200,000	262,653	69,200(7)	2,000(8)	533,853
Corporate Secretary	2006	200,000	188,636	21,250	-	409,886

David Sorrells, Chief Technology Officer	2007	275,625	228,701	100,000	2,100(6)	606,426
	2006	272,850	238,037	25,840	2,100(6)	538,827

(1)
The amounts reported in column (d) represent the dollar amount of compensation cost recognized in 2007 and 2006 in accordance with FAS123R, excluding forfeiture estimates. Refer to Note 8 of the Consolidated Financial Statements included in Item 8 for the assumptions made in the valuation of stock options.

(2)
The amounts reported in column (e) represent the dollar amount of compensation cost related to awards under non-equity incentive plans. Unless otherwise specified, all amounts reported in this column were determined and paid in the year reported. In certain cases, the named executive elected to forego his or her cash compensation in lieu of an equity award of equal dollar value. In these cases, the award value remains in this column but will be separately footnoted as to the amount of award distributed in equity. Any equity award included in this column will also be reflected in the Grants of Plan-Based Awards Table below.

(3)
In 2007, our chief executive officer elected to forego a $225,000 cash performance incentive award in lieu of a stock award of 14,466 shares of common stock paid in 2008. The value of the stock award, net of $63,415 in tax withholdings, is $161,585 based on the closing market price of our common stock on the grant date. Refer to columns (c) and (g) of the Grants of Plan-Based Awards Table below.

(4)
This amount includes the dollar value of premiums paid by us for life insurance for the benefit of Mr. Parker in the amount of $4,980, the gross value of Mr. Parker’s automobile allowance of $7,385, and an employer matching contribution to a 401k plan of $2,000.

(5)	In 2006, our chief executive officer elected to forego a $50,279 cash performance incentive award in lieu of a stock award of 5,089 shares of common stock.

(6)	This amount represents the dollar value of premiums paid, or payable, for life insurance for the benefit of the executive.

(7)
In 2007, our chief financial offer elected to forego a portion of her cash performance incentive award in lieu of a stock award of 2,795 shares of common stock. The value of the stock award, net of $15,135 in tax withholdings, is $31,220 based on the closing market price of our common stock on the grant date. Refer to columns (c) and (g) of the Grants of Plan-Based Awards Table below. Both the cash and equity portions of this award were paid in 2008.

(8)	Amount represents an employer matching contribution to a 401k plan.

Grants of Plan-Based Awards

The following table summarizes each grant of an award made in 2007 to the executive officers who served as executive officers during all or a portion of 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (1) (#)	Exercise or Base Price of Option Awards ($/Share)	Full Grant Date Fair Value of Equity Award ($)
	2/15/2007	-	-	37,500	$9.89	$257,361
	5/15/2007	-	-	37,500	$10.82	$283,306
Jeffrey Parker	8/15/2007	-	-	37,500	$12.30	$318,555
	11/15/2007	-	-	37,500	$10.36	$264,002
	2/1/2008	$225,000(2)	-	-	$11.17	$161,585

	2/15/2007	-	-	8,750	$9.89	$60,051
	5/15/2007	-	-	8,750	$10.82	$66,105
Cynthia Poehlman	8/15/2007	-	-	8,750	$12.30	$74,329
	11/15/2007	-	-	8,750	$10.36	$61,600
	2/1/2008	$46,355(3)	-	-	$11.17	$31,220

(1)
Represents a long term equity incentive award for 2007 distributed in four equal installments in accordance with equity grant practices. Each award vests over three years and expires seven years from the date of grant.

(2)
Represents the aggregate value of Mr. Parker’s 2007 incentive award as reported in column (e) of the Summary Compensation Table above. Mr. Parker elected to forgo a cash award in lieu of an award of 14,466 shares of our common stock valued at $161,585, which is net of tax withholdings of $63,415. This award was paid on February 1, 2008.

(3)
Represents the aggregate value of the portion of Ms. Poehlman’s 2007 incentive award as included in column (e) of the Summary Compensation Table above for which Ms. Poehlman elected to accept a stock award of 2,795 shares of our common stock in lieu of cash. The stock award has a value of $31,220, which is net of tax withholdings of $15,135. This award was paid on February 1, 2008.

Employment and Other Agreements

As of December 31, 2007, we had no employment agreements in place. We have non-compete arrangements in place with all of our employees. The non-compete agreements provide for restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from our customers.

In 2007, the Committee approved a change-in-control severance policy for the benefit of its named executives and other senior management employees. This policy provides for compensation to covered employees if they are terminated in connection with a change-of-control event. The compensation to be paid under this policy includes (a) a multiple of base salary, as determined on an individual basis by the Committee; (b) an amount in lieu of annual bonus or incentive compensation; (c) continuation of group health benefits and (d) acceleration of any unvested and outstanding performance-based equity awards. Amounts to be paid to each executive in the event of a change in control as of December 31, 2007 are included in the tables under “Potential Payments upon Termination or Change in Control” below.

On June 4, 2008, the Committee entered into employment agreements with each of its executive officers The Agreements provide each employee with a base salary commensurate with his/her position in the organization, an annual achievement bonus based on performance, long-term equity incentive awards in the form of Restricted Stock Units (“RSUs”) and severance benefits in the event of termination without cause, termination by the employee for “Good Reason” as defined in the Agreements and termination due to a change in control event. The Agreements also contain provisions for the protection of the Company’s intellectual property and for non-compete restrictions in the event of termination of the employee.

The non-compete provisions of the Agreements are effective for three years following the employee’s termination provided that the Company compensates the employee the equivalent of his/her base salary over the restriction period. In the event of termination due to a change in control, the employee’s severance pay that exceeds twelve months’ salary is applied as a credit toward the non-compete compensation. If the employee is terminated for cause or resigns without “Good Reason” as defined in the Agreements, all gains realized by the employee from the sale of equity awards during the preceding twelve months, as well as the value at the date of termination of all outstanding equity awards, will be credited towards the non-compete compensation.

The RSUs granted in connection with these Agreements include time-vested RSUs which vest in quarterly increments over the three year term of the Agreements and performance RSUs which have a vesting schedule based on price performance of the Company’s common stock. These RSUs were all granted under the Company’s 2000 Stock Performance Plan and represent the long-term equity incentive awards for 2008 and 2009. These RSU’s have provisions for acceleration of all or a portion of the award in the event of a change in control.

The severance package includes continuation of base salary for a one year period following the termination date, continuation of group health benefits and payment of the annual achievement bonus on a prorated basis. In the case of termination due to a change in control, or within two years following a change in control, the employee is entitled to 150% to 300% of his/her base salary plus an amount equal to the greater of the prior year’s annual bonus or the average of the three prior year’s annual bonus amount.

The Agreements provide for excise tax gross-up on certain severance benefits to the extent they result in golden parachute payments under the Internal Revenue Code.

Under the specific terms of the Agreements, the Company’s Chairman of the Board and Chief Executive Officer, Mr. Parker, will receive an annual base salary of no less than $325,000. In the event of termination due to a change in control, Mr. Parker’s severance multiplier is 300% of his base salary, or $975,000. Mr. Parker was granted 75,000 time-based RSUs and 75,000 performance RSUs in connection with his employment agreement. Although not a provision of the employment agreement, Mr. Parker voluntarily forfeited 150,000 vested share options in order to ensure adequate shares were available for broad-based employee equity awards under the 2000 Stock Performance Plan. These forfeited shares had an exercise price of $61.50 per share and were due to expire in October 2010.

The Company’s Chief Financial Officer, Ms. Poehlman, will receive an annual base salary of no less than $225,000. In the event of termination due to a change in control, Ms. Poehlman’s severance multiplier is 200% of her base salary, or $450,000. Ms. Poehlman was granted 22,500 time-based RSUs and 22,500 performance RSUs in connection with her employment agreement.

The Company’s Chief Technology Officer, Mr. Sorrells, will receive an annual base salary of no less than $275,625. In the event of termination due to a change in control, Mr. Sorrells’ severance multiplier is 300% of his base salary, or $826,875. Mr. Sorrells was granted 57,500 time-based RSUs and 42,500 performance RSUs in connection with his employment agreement. In addition, Mr. Sorrells will receive a signing bonus valued at $50,000 within ten days of executing his employment agreement. This signing bonus may be paid in cash or restricted shares of the Company’s common stock, at the Company’s option.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards as of December 31, 2007 for each executive officer who served as an executive officer during all or a portion of 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	12,500	-		-	19.00	3/10/2008
	350,000	-		-	41.00	9/07/2010
	150,000	-		-	61.50	10/01/2010
	15,000	-		-	19.99	2/26/2012
Jeffrey Parker	75,000	-		-	5.77	8/09/2012
	10,908	-		-	8.91	12/20/2012
	7,583	-		-	9.80	5/03/2013
	35,000	55,000	(1)	-	8.81	10/12/2013
	-	37,500	(1)	-	9.89	02/15/2014
	-	37,500	(1)	-	10.82	05/15/2014
	-	37,500	(1)	-	12.30	08/15/2014
	-	37,500	(1)	-	10.36	11/15/2014
	7,500	-		-	15.13	5/15/2008
	4,500	-		-	23.13	5/16/2008
	9,500	-		-	15.13	5/15/2009
	5,000	-		-	23.13	5/16/2009
Cynthia Poehlman	30,000	-		-	41.50	12/31/2009
	12,000	-		-	20.00	1/15/2011
	19,444	5,556	(1)	-	5.77	8/09/2012
	4,563	-		-	8.91	12/20/2012
	3,205	-		-	9.80	5/03/2013
	9,722	15,278	(1)	-	8.81	10/12/2013
	90,000	60,000	(2)	-	5.70	6/25/2014
	-	8,750	(1)	-	9.89	02/15/2014
	-	8,750	(1)	-	10.82	05/15/2014
	-	8,750	(1)	-	12.30	08/15/2014
	-	8,750	(!)	-	10.36	11/15/2014
	162,000	-		-	28.25	2/15/2008
	12,500	-		-	19.00	3/10/2008
David Sorrells	50,000	-		-	15.13	5/15/2008
	100,000	-		-	23.13	12/11/2008
	200,000	-		-	48.00	12/31/2010
	18,444	7,556	(1)	-	5.77	8/9/2012
	125,000	-		-	9.00	11/21/2012
	4,988	-		-	8.91	12/20/2012
	3,898	-		-	9.80	5/3/2013
	14,777	23,223	(1)	-	8.81	10/12/2013
	-

(1)	Options vest over the first three years of the seven year option term, with 33% vesting one year following the grant date and the remaining 66% vesting in monthly increments for 24 months thereafter.

(2)	Options vest at a rate of 20% per year for the first five years of the ten-year option term.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for the fiscal year ended December 31, 2007 for each executive officer who served as an executive officer during all or a portion of 2007.

Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)
Jeffrey Parker	-	-
Cynthia Poehlman	-	-
David Sorrells	9,000	$81,486

Potential Payments upon Termination or Change in Control

Payments Made Upon Termination - When an executive officer’s employment is terminated for any reason, other than for cause, he or she is entitled to receive his or her base salary through the date of termination and any earned but unused vacation pay. When an executive officer’s employment is terminated for cause, he or she is only entitled to his or her base salary through the date of termination.

Payments Made Upon Death or Disability - In the event of the death or disability of a named executive officer, in addition to the benefits listed under “Payments Made upon Termination” above, named executive officers, or their designated beneficiaries, will receive automatic acceleration of fifty percent of any unvested options in accordance with the terms of their individual option agreements. In addition upon death, the beneficiaries of Messrs. Parker and Sorrells will each receive proceeds from company-paid life insurance policies provided to them in their name.

Payments Made Upon a Change in Control- In the event of a change in control event, in addition to the benefits listed under “Payments Made upon Termination”, named executive officers will receive automatic acceleration of all unvested options in accordance with the terms of their individual option agreements. Furthermore, under our change-in-control severance policy, in the event an executive is terminated in connection with a change in control event, he or she will be paid (a) a multiple of base salary, as determined on an individual basis by the Committee; (b) an amount in lieu of annual bonus or incentive compensation; (c) continuation of group health benefits and (d) acceleration of unvested and outstanding performance-based equity awards, if any.

The following table reflects the estimated amount of compensation due to each of our named executive officers in the event of termination of their employment as of December 31, 2007. Actual amounts to be paid out could only be determined at the time of an executive’s actual separation.

Name	Benefit and Payments Upon Separation	Change in Control	Disability	Death	Other
Jeffrey Parker
	Salary	$975,000(1)	$-	$-	$-
	Short-term Incentive Compensation	225,000(2)	-	-	-
	Long-Term Incentive Compensation:
	Stock Options	1,132,175(3)	566,088(4)	566,088(4)	-
	Benefits & Perquisites:
	Health Benefits	20,989	-	-	-
	Life Insurance Proceeds	-	-	1,000,000(5)	-
	Accrued Vacation Pay	12,500	12,500	12,500	12,500
	Total	$2,365,664	$578,588	$1,578,588	$12,500

Cynthia Poehlman
	Salary	$400,000(1)	$-	$-	$-
	Short-term Incentive Compensation	69,200(2)	-	-	-
	Long-Term Incentive Compensation:
	Stock Options	944,349(3)	472,175(4)	472,175(4)	-
	Benefits & Perquisites:
	Health Benefits	20,724	-	-	-
	Life Insurance Proceeds	-	-	-	-
	Accrued Vacation Pay	2,381	2,381	2,381	2,381
	Total	$1,436,654	$474,556	$474,556	$2,381

David Sorrells
	Salary	$826,875(1)	$-	$-	$-
	Short-term Incentive Compensation	100,000(2)	-	-	-
	Long-Term Incentive Compensation:
	Stock Options	238,731(3)	119,366(4)	119,366(4)	-
	Benefits & Perquisites:
	Health Benefits	20,989	-	-	-
	Life Insurance Proceeds	-	-	1,000,000(5)	-
	Accrued Vacation Pay	11,536	11,536	11,536	11,536
	Total	$1,198,131	$130,902	$1,130,902	$11,536

(1)
Under our change in control severance policy, Messrs. Parker and Sorrells are entitled to receive three times their annual base salary, and Ms. Poehlman is entitled to two times her annual base salary upon termination following a change of control as defined in the agreement.

(2)
Under our change in control severance policy each executive is entitled to receive payment upon termination equal to the greater of (i) the amount of bonus and annual incentive compensation earned by the executive during the last full fiscal year prior to the change in control or (ii) the average of the bonus and annual incentive compensation earned by the executive during the prior three full fiscal years.

(3)
Under the terms of the individual option agreements, any unvested and outstanding options will automatically accelerate upon a change in control event. The amount reflected in the table represents the intrinsic value of options subject to accelerated vesting using the December 31, 2007 closing price of our common stock of $15.82.

(4)
Under the terms of the individual option agreements, one half of any unvested and outstanding options will automatically accelerate upon death or disability of the executive. The amount reflected in the table represents the intrinsic value of options subject to accelerated vesting using the December 31, 2007 closing price of our common stock of $15.82.

(5)	Represents proceeds payable by a third-party insurance carrier on a company-paid life insurance policy for the benefit of the executive.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee, all of whom are independent directors, are Messrs. William L. Sammons, Nam P. Suh and Papken der Torossian. Mr. Suh serves as chairman of the compensation committee.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Committee”) oversees our company’s compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Submitted by the Compensation Committee:
Nam Suh (Chair)
William Sammons
Papken der Torossian

DIRECTOR COMPENSATION

Our non-employee directors’ compensation plan currently provides for an annual cash retainer of $25,000 for board service. In addition, the plan provides for annual cash retainers for committee participation as follows:

Committee	Audit	Compensation	Nominating & Corporate Governance
Chairperson	$15,000	$10,000	$5,000
Member	7,500	5,000	2,500

All annual retainers are paid in quarterly installments at the end of each fiscal quarter. The plan also provides for an annual stock option award for our directors including an option grant of 40,000 shares upon initial election to the board and 10,000 shares annually following each subsequent year of service. The director options vest at the end of a year of board service. Historically, the directors’ options were granted in June each year following the year of board service. All board members are reimbursed for reasonable expenses incurred in attending meetings. In addition, we reimburse our board members for all or a portion of costs, including travel, for relevant director’s education.

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2007. Directors who are named executive officers do not receive separate compensation for their service as a director.

(a)	(b)		(c)	(d)
Name	Fees earned or paid in cash ($)		Option awards(1) ($)	Total ($)
Papken der Torossian	$37,500		$61,185	$98,685
William Hightower	25,000		61,185	86,185
John Metcalf	42,500	(2)	61,185	103,685
Todd Parker	25,000		31,430	56,430
William Sammons	37,500	(3)	61,185	98,685
Robert Sterne	30,000		150,449	180,449
Nam Suh	37,500		61,185	98,685

(1)
The amount reported in column (c) above represents the compensation expense related to director stock option awards as recognized under FAS123R. On August 15, 2007, each of our non-employee directors was granted an option to purchase 10,000 shares of our common stock at an exercise price of $12.30 per share. Each option vests one year from the date of grant and expires 7 years from the grant date. The grant date aggregate fair market value of each grant was $84,948.

(2)	The cash retainer for director’s fees for Mr. Metcalf is paid directly to Tatum Board Services, LLC.

(3)	Mr. Sammons has waived receipt of any cash director’s fees. The amounts earned by Mr. Sammons are accrued by us and, at Mr. Sammons’ request, distributed to charitable organizations of his choosing.

The amount reported represents the compensation expense related to director stock option awards as recognized under FAS123R. As of December 31, 2007, the number of options outstanding for each of our directors was as follows:

	Number of securities underlying outstanding options
Name	(#) exercisable	(#) unexercisable (1)
Papken der Torossian	145,000	10,000
William Hightower	192,500	10,000
John Metcalf	70,000	10,000
Todd Parker	55,000	10,000
William Sammons	145,000	10,000
Robert Sterne	177,500	10,000
Nam Suh	116,000	10,000

(1)	The unexercisable shares for each director will vest in August 2008.

In 2005, the compensation committee engaged Frederic W. Cook & Co., Inc. to compile benchmark data for non-employee board compensation using the same peer group companies that were used for executive compensation. Our current director compensation program was implemented in June 2005 based on the committee’s review of the benchmark data and best practices. The program changes included the elimination of per meeting fees and the addition of cash retainers for committee service. The committee retainers were structured in such a way as to provide distinction between compensation for committee members and chairpersons and between the responsibilities of the various committees.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as of June 30, 2008 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our common stock, (ii) each of our director nominees, (iii) each executive officer whose compensation exceeded $100,000 in 2007, and (iv) all of our directors, director nominees and executive officers as a group (based upon information furnished by those persons).

Beneficial ownership is determined in accordance with the Securities and Exchange Commission’s (“SEC”) rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of June 30, 2008, are deemed to be outstanding and beneficially owned by that person. None of these shares, however, are deemed outstanding for the purpose of computing the percentage ownership of any other person.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Shareholders:
Wellington Management Company, LLP(1)	3,163,288(1)	11.92%
Daniel Lewis(2)	2,556,106(2)	9.63%
Knoll Capital Management, LP(3)	1,825,917(3)	6.87%
Non-Employee Directors:
William Hightower(15)	237,500(4)	0.89%
John Metcalf(15)	80,000(5)	0.30%
Todd Parker(15)	958,588(6)	3.61%
William Sammons(15)	149,750(7)	0.56%
Robert Sterne(15)	188,300(8)	0.70%
Nam Suh(15)	119,000(9)	0.45%
Papken der Torossian(15)	155,000(10)	0.58%
Named Executive Officers:
Jeffrey Parker(15)	3,109,561(11)	11.48%
Cynthia Poehlman(15)	238,276(12)	0.89%
David Sorrells(15)	483,750(13)	1.79%

All directors and executive officers as a group (10 persons)	5,719,725(14)	19.90%

(1)
The business address of Wellington Management Company, LLP (“Wellington Management”) is 75 State Street, Boston, Massachusetts 02109. Wellington Management, in its capacity as investment adviser, may be deemed to have beneficial ownership of the shares of common stock of the Company that are owned of record by investment advisory clients of Wellington Management.

(2)
The business address is 100 State Street, Teaneck, New Jersey 07666. Daniel Lewis, in his capacity as the controlling person of Gem Investment Advisors, LLC which is the general partner of Gem Partners, L.P., has shared voting and dispositive authority over 2,490,106 shares of our common stock owned by Gem Partners, L.P. Mr. Lewis also had sole voting authority over 66,000 shares of our common stock which he owns personally. Gem Investment Advisors, LLC is also deemed the beneficial owner of the 2,490,106 shares of our common stock owned by Gem Partners, L.P.

(3)
The business address is 666 Fifth Avenue, Suite 3702, New York, New York 10103. Knoll Capital Management, LP (KCMLP), in its capacity as investment manager, and Fred Knoll, as President of KCMLP are each deemed to have beneficial ownership of the shares of our common stock that are owned of record by investment advisory clients of KCMLP. Includes 33,335 shares of common stock issuable upon currently exercisable warrants.

(4)	Includes 202,500 shares of common stock issuable upon exercise of options which are exercisable currently or within the next sixty days.

(5)	Includes 80,000 shares of common stock issuable upon exercise of options which are exercisable currently or within the next sixty days.

(6)
Includes 72,233 shares of common stock issuable upon exercise of currently exercisable options, 876,255 shares held by T-Parker Family Limited Partnership and 10,100 shares owned of record by Mr. Parker’s spouse and child over which he disclaims ownership. Mr. Todd Parker has sole voting and dispositive power over the shares of common stock owned by the T-Parker Family Limited Partnership, as a result of which Mr. Todd Parker is deemed to be the beneficial owner of such shares.

(7)	Includes 130,000 shares of common stock issuable upon exercise of options which are exercisable currently or within the next sixty days.

(8)	Represents 187,500 shares of common stock issuable upon exercise of options which are exercisable currently or within the next sixty days.

(9)	Represents 119,000 shares of common stock issuable upon exercise of options which are exercisable currently or within the next sixty days.

(10)	Represents 155,000 shares of common stock issuable upon exercise of options which are exercisable currently or within the next sixty days.

(11)
Includes 560,366 shares of common stock issuable upon currently exercisable options, 2,277,584 shares held in joint tenancy by Jeffrey Parker and Deborah Parker, his wife, 48,400 shares held by J-Parker Family Limited Partnership and 69,114 shares owned of record by Mr. Parker’s three children over which he disclaims ownership. Mr. Jeffrey L. Parker has sole voting and dispositive power over the shares of common stock owned by the J-Parker Family Limited Partnership, as a result of which Mr. Jeffrey Parker is deemed to be the beneficial owner of such shares. Excludes 138,125 shares of common stock issuable upon exercise of options that may become exercisable in the future and 150,000 restricted share units that may vest in the future.

(12)
Includes 235,481 shares of common stock issuable upon exercise of options which are exercisable currently or within the next sixty days. Excludes 63,787 shares of common stock issuable upon exercise of options that may become exercisable in the future and 45,000 restricted share units that may vest in the future.

(13)
Includes 482,108 shares of common stock issuable upon exercise of options which are exercisable currently or within the next sixty days. Excludes 14,778 shares of common stock issuable upon options that may become exercisable in the future and 100,000 restricted share units that may vest in the future.

(14)
Includes 2,204,455 shares of common stock issuable upon exercise of options held by directors and officers which are exercisable currently or within the next sixty days. Excludes 216,690 shares of common stock issuable upon exercise of options and 295,000 restricted share units held by officers that may vest in the future (see notes 4, 5, 6, 7, 8, 9, 10, 11, 12, and 13 above).

(15)	The address is 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and ten percent shareholders are charged by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the fiscal year ended December 31, 2007, all filing requirements applicable to our executive officers, directors and ten percent shareholders were fulfilled, except for one late Form 5 filed by Jeffrey Parker reporting a gift transaction.

Equity Compensation Plan Information

The following table gives the information about common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2007, including the 1993 Stock Plan, the 2000 Performance Equity Plan and other miscellaneous plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,701,727	$20.54	693,238
Equity compensation plans not approved by security holders	115,000	$23.25	0
Total	4,816,727		693,238

The equity compensation plans reported upon in the above table that were not approved by security holders include (i) options to purchase 25,000 shares granted to two directors in March 1999 at exercise prices of $23.25 per share that are vested and expire in March 2009 and (ii) options to purchase 90,000 shares granted to an employee in March 1999 at an exercise price of $23.25 that are vested and expire in 2009.

PROPOSAL 2: APPROVAL OF PARKERVISION, INC. 2008 EQUITY INCENTIVE PLAN

Background

Our 2008 Equity Incentive Plan for Non-Named Executives (the “2008 Equity Plan”) has been approved by our board of directors and will take effect upon approval by the stockholders at the Annual Meeting. We are submitting the plan to our stockholders for their approval so that options granted under the plan may qualify for treatment as incentive stock options and awards under the plan may constitute performance-based compensation not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”). Our directors and officers who are not named executive officers (as defined below) may receive awards under the 2008 Equity Plan.

The plan reserves 500,000 shares of our common stock for issuance in accordance with the plan’s terms. The purpose of the plan is to enable us to offer our employees (other than named executive officers, as defined in Item 402(a) of Regulation S-K promulgated by the Commission), directors and consultants whose past, present and/or potential contributions to us have been, are or will be important to our success, an opportunity to acquire a proprietary interest in us. The various types of incentive awards that may be provided under the plan are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business.

All employees (other than named executive officers), directors and consultants of ours will be eligible to be granted awards under the plan. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of ours. No allocations of shares that may be subject to awards have been made in respect of the executive officers or any other group. All awards will be subject to the recommendations of a committee designated by our board of directors and approval by such committee.

A summary of the principal features of the plan is provided below, but is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as an Appendix.

Administration

The plan is administered by a committee of our board of directors comprised of at least two “outside directors,” as defined in the regulations issued under Section 162(m) of the IRC. Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then the in the committee’s discretion, the number of shares available under the plan may be increased by the lesser of the number of such surrendered shares and shares used to pay taxes and the number of shares purchased under the stock option.Under the plan, on a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the terms of the outstanding award may be proportionately adjusted.

Eligibility

We may grant awards under the plan to employees (other than named executive officers), directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.

Types of Awards

Options. The plan provides both for “incentive” stock options as defined in Section 422 of the IRC, and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the plan. The committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of our plans), measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the IRC or the regulations thereunder.

An incentive stock option may only be granted within a ten-year term commencing with stockholder approval of the 2008 Equity Plan and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.

Similarly, should a holder die while employed by us or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of 12 months from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by us without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the committee may determine but not beyond the balance of the stock option’s term.

Stock Appreciation Rights. Under the plan, we may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or we may grant them alone and unrelated to an option. In conjunction with nonqualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the plan. The number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock. Under the plan, we may award shares of restricted stock either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

Other Stock-Based Awards. Under the plan, we may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any of our other plans.

Accelerated Vesting and Exercisability. If any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, and the company’s board of directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the company acquires its stock in exchange for property is not treated as an acquisition of stock.

The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, which has been approved by the company’s board of directors, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the plan, or (ii) require a holder of any award granted under the plan to relinquish such award to the company upon the tender by the company to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with IRC Section 409A.

Award Limitation. No participant may be granted awards for more than 50,000 shares in any calendar year.

Other Limitations. The committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award having a lower exercise price.

Withholding Taxes

Upon the exercise of any award granted under the plan, the holder may be required to remit to us an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock.

Term and Amendments

Unless terminated by the board, the plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the date of stockholder approval of the 2008 Equity Plan. The board may at any time, and from time to time, amend the plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Stock Options. Participants will recognize no taxable income upon the grant of an incentive stock option. The participant generally will realize no taxable income when the incentive stock option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

Non-Qualified Stock Options. With respect to non-qualified stock options:

•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

•
upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•	we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the IRC to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock Appreciation Rights. Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted Stock. A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the IRC, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.

Other Stock-Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Section 162(m) Limits. Section 162(m) of the IRC places a limit of $1,000,000 on the amount of compensation that a publicly traded company may deduct in any one year with respect to each of its chief executive officer and 4 most highly paid executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The plan is qualified such that awards under the plan may constitute performance-based compensation not subject to Section 162(m) of the IRC. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the plan provides that the maximum number of shares for which awards may be made to any employee in any calendar year is 50,000. The maximum amount payable pursuant to that portion of a cash award granted under the plan for any fiscal year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the IRC may not exceed $500,000.

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the IRC, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards that may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements.

It is our intention that any award agreement governing awards subject to Section 409A will comply with these rules.

Recommendation and Vote Required

Approval of our incentive compensation plan will require the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

Our board of directors unanimously recommends that our stockholders vote FOR the 2008 equity plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 5, 2008, we sold 129,200 shares of our common stock in a private placement transaction to our chief executive officer, Jeffrey Parker at a price of $7.74 per share.

Prior to June 2006, we leased our headquarters facility pursuant to a lease agreement dated March 1, 1992 with Jeffrey L. Parker, our chief executive officer and Barbara Parker, a related party. For the year ended December 31, 2006, we incurred approximately $140,000 in rental expense under the lease. We believe that the terms of the lease were no less favorable to us than terms we could have obtained from an unaffiliated third party.

We paid approximately $1,129,000 and $1,532,000 in 2007 and 2006, respectively, for patent-related legal services to a law firm, of which Robert Sterne, a director since September 2006, is a partner.

Review, Approval or Ratification of Transactions with Related Persons

The audit committee of our board of directors is responsible for reviewing and approving transactions with related persons. This responsibility is a part of the audit committee charter. In certain instances, the full board may review and approve a transaction.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals of shareholders intended to be presented at the 2009 annual meeting must be received at our offices by April 8, 2009 for inclusion in the proxy materials relating to that meeting.

Our by-laws contain provisions intended to promote the efficient functioning of our shareholder meetings. Some of the provisions describe our right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to us of shareholder proposals or director nominations for shareholder meetings.

Under the by-laws, shareholders must provide us with at least 120 days notice of business the shareholder proposes for consideration at the meeting and persons the shareholder intends to nominate for election as directors at the meeting. This notice must be received for the annual meeting in the year 2009 no later than April 8, 2009. Shareholder proposals must include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or proxy at the shareholder meeting and material interest, if any, in the matter being proposed. Shareholder nominations for persons to be elected as directors must include the name and address of the shareholder making the nomination, a representation that the shareholder owns shares of common stock entitled to vote at the shareholder meeting, a description of all arrangements between the shareholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Exchange Act of 1934 and a consent to nomination of the person nominated.

Shareholder proposals or nominations should be addressed to Corporate Secretary, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

We do not now intend to bring before the annual meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the board of directors intend to present at the annual meeting. Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the annual meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

Appendix A - Nominating and Corporate Governance Committee Charter

(Approved by the Board of Directors July 1, 2008)

Purpose

The Nominating and Corporate Governance Committee (“Committee”) is appointed by the Board of Directors (the “Board”) of ParkerVision, Inc. (the “Company”) to (1) recommend to the Board director nominees to be presented at the annual meeting of stockholders and nominees to fill vacancies on the Board, whether caused by retirement, resignation, death, increase in the number of authorized directors or otherwise; (2) identify individuals qualified to become members of the Board; and (3) recommend to the Board the corporate governance guidelines applicable to the Company.

Committee Membership

The Committee will consist of no fewer than three members, each of whom will be a director of the Company. Each member of the Committee will meet the standards of Nasdaq Stock Market (“Nasdaq”) relating to independence and all other applicable legal requirements. Members will be appointed and removed by the Board. A majority of the members of the Committee will constitute a quorum.

Committee Authority and Responsibilities

Nominating Responsibilities and Authority

1. The Committee will have the responsibility to develop and recommend criteria for the selection of new directors to the Board including, but not limited to, skills, experience, time availability and such other criteria as the Committee shall determine to be relevant at the time.

2. The Committee will have the power to apply such criteria in connection with the identification of individuals to be Board members, as well as to apply the standards for independence imposed by Nasdaq and all applicable federal laws and the underlying purpose and intent thereof in connection with such identification process.

3. When vacancies occur or otherwise at the direction of the Board, the Committee actively will seek individuals who the Committee determines meet such criteria and standards for recommendation to the Board.

4. The Committee will have the authority to retain any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms, at the company’s expense. The Committee also will have the authority to obtain advice and assistance from internal or external legal or other advisors, without consulting or obtaining the prior approval of any officer of the Company.

5. The Committee will evaluate candidates for nomination to the Board, including those recommended by shareholders. In that connection, the Committee will adopt procedures for the submission of recommendations by shareholders as it deems appropriate.

6. The Committee will recommend to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.

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Corporate Governance Responsibilities and Authority

7. With the Company’s legal counsel, the Committee shall develop and recommend to the Board a set of corporate governance guidelines for the Company (“Guidelines”). The Committee periodically, and at least annually, shall review the Guidelines with the Company’s legal counsel and make recommendations to the Board regarding any changes, amendments or modifications to the Guidelines that the Committee shall deem desirable, taking into consideration any new legislation, regulations or Nasdaq rules or any other developments in sound governance practices.

8. The Committee shall oversee the evaluation of the Board as a whole and its committees. The Committee shall establish procedures to allow it to exercise this oversight function

9. The Committee shall recommend to the Board a process for the Board’s and each Committee’s annual self-evaluation.

10. The Committee shall make recommendations to the Board regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee. The Committee shall monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

11. The Committee shall recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee's power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

12. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company's expense, such independent counsel or other advisers as it deems necessary.

13. The Committee shall consider any other corporate governance issues that arise from time to time, and shall make appropriate recommendations to the Board with respect to such issues.

General Responsibilities and Authority

14. The Committee may form and delegate authority to subcommittees or members when appropriate.

15. The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee will annually review its own performance.

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Appendix B - ParkerVision, Inc. 2008 Equity Incentive Plan (Non-Named Executive)

Section 1.  Purpose; Definitions.

1.1. Purpose. The purpose of the 2008 Equity Incentive Plan (“Plan”) is to enable the Company to offer to its employees other than its Named Executive Officers (as defined below), non-employee directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are, or will be, important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d)  “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1.

(e)  “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(f)  “Company” means ParkerVision, Inc., a corporation organized under the laws of the State of Florida.

(g)  “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(h)  “Effective Date” means the date determined pursuant to Section 11.1.

(i)  “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or the NASDAQ Stock Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or NASDAQ, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or the NASDAQ Stock Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(j)  “Holder” means a person who has received an award under the Plan.

(k)  “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) “Named Executive Officers” means Named Executive Officers within the meaning of Item 402(a) of Regulation S-K promulgated by the Securities and Exchange Commission (17 CFR 229.402(a)).

(m)  “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

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(n)  “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(o)  “Other Stock-Based Award” means an award under Section 9 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p)  “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(q)  “Plan” means the ParkerVision, Inc. 2008 Equity Incentive Plan (Non-Named Executive), as hereinafter amended from time to time.

(r)  “Repurchase Value” shall mean the Fair Market Value if the award to be settled under Section 2.2(e) or repurchased under Section 9.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) if the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(s)  “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(t)  “SAR Value” means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(u)  “Stock Appreciation Right” means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(v)  “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(w)  “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(x)  “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2.  Administration.

2.1. Committee Membership. The Plan shall be administered by a Committee of the Board of at least two directors, all of whom are “outside directors” within the meaning of the regulations issued under Section 162(m) of the Code. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2. Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)    to select the employees (other than Named Executive Officers), non-employee directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder.

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(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan; and

(e) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right or other award having a higher exercise price.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 50,000 shares in the aggregate.

2.3.  Interpretation of Plan.

(a) Committee Authority. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)  Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3.  Stock Subject to Plan.

3.1. Number of Shares. Subject to the last sentence of Section 7.1, the total number of shares of Common Stock reserved and available for issuance under the Plan shall be 500,000 shares. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then, in the Committee’s discretion, the number of shares available under the Plan may be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

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3.2.   Adjustment Upon Changes in Capitalization, Etc. In the event of any common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4.  Eligibility.

Awards may be made or granted to employees of the Company other than Named Executive Officers, non-employee directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5.  Stock Options.

5.1.  Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-qualified Stock Option.

5.2.  Terms and Conditions.  Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Stockholder”)).

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(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Common Stock); provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder will not be less than 110% of the Fair Market Value on the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a three-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

(d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e) Stock Payments. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(f) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

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(g) Termination by Reason of Death. If a Holder’s employment by, or association with, the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination by Reason of Disability. If a Holder’s employment by, or association with, the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Termination by Reason of Normal Retirement. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j) Other Termination. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company or a Subsidiary without cause, the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(k)  Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

Section 6.  Stock Appreciation Rights.

6.1. Grant and Exercise.  Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option or alone and unrelated to an Option. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

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6.2.  Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b)  Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or after the exercise of the related Stock Option.

(c)   Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

(d)   Shares Affected Upon Plan. The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7.  Restricted Stock.

7.1. Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2.   Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

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(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8.  Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9.  Accelerated Vesting and Exercisability.

9.1.  Non-Approved Transactions.  If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock for purposes of this Section 9.1.

9.2.   Approved Transactions. The Committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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9.3. Code Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10.  Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 11.  Term of Plan.

11.1.   Effective Date. The Plan shall be effective as of August 26, 2008.

11.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Section 12.  General Provisions.

12.1.   Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3.   Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

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(b) Termination for Cause. If a Holder’s employment with the Company or a Subsidiary is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c)    No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4.   Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5.   Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6. Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.7.   Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of Florida (without regard to choice of law provisions).

12.8.   Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9.   Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

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12.10. Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

12.11. Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.12. Certain Awards Deferring or Accelerating the Receipt of Compensation. To the extent applicable, all awards granted, and all Agreements entered into, under the Plan are intended to comply with Section 409A of the Code, which was added by the American Jobs Creation Act of 2004 and relates to deferred compensation under nonqualified deferred compensation plans. The Committee, in administering the Plan, intends, and the parties entering into any Agreement intend, to restrict provisions of any awards that may constitute deferred receipt of compensation subject to Code Section 409A requirements to those consistent with this Section. The Board may amend the Plan to comply with Code Section 409A in the future.

12.13. Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq Stock Market.

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